                                                                   EXHIBIT 99.2

                                                        [ ] AMENDMENT--Check
        IWC RESOURCES CORPORATION                       only if you are
                                                        amending a
                                                        previously submitted
                                                        Form of Election.
                                                        See Instruction A.2.

             FORM OF ELECTION
             TO RECEIVE CASH


  PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS. IN ORDER FOR YOUR ELECTION TO BE EFFECTIVE, THIS ELECTION FORM, TOGETHER WITH CERTIFICATES FOR IWC RESOURCES CORPORATION COMMON SHARES OR A VALID GUARANTEE OF DELIVERY THEREOF, MUST BE RECEIVED BY THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON MARCH 24, 1997.

  NOTICE: ONLY SHAREHOLDERS WHO DESIRE TO RECEIVE CASH IN EXCHANGE FOR ALL OR ANY PORTION OF THEIR IWC RESOURCES CORPORATION COMMON SHARES SHOULD COMPLETE AND RETURN THIS FORM. SHAREHOLDERS WISHING TO RECEIVE NIPSCO INDUSTRIES, INC. COMMON SHARES FOR ALL OF THEIR IWC RESOURCES CORPORATION COMMON SHARES SHOULD NOT COMPLETE THIS FORM.

                                EXCHANGE AGENT:

                       HARRIS TRUST COMPANY OF NEW YORK
                             By Overnight Courier:
                          77 Water Street, 4th Floor
                              New York, NY 10005

                           By Facsimile Transmission
         By Mail:      (for Eligible Institutions only):      By Hand:



   Wall Street Station        Fax: (212) 701-7636          Receive Window
      P.O. Box 1010                 (212) 701-7637      77 Water Street, 5th
                                                               Floor

 New York, NY 10268-1010
                             Confirm by telephone:          New York, NY

                                (212) 701-7618

NAME(S) AND ADDRESS(ES) OF REGISTERED OWNER(S)             CERTIFICATE(S) ENCLOSED
              (PLEASE COMPLETE)                          (ATTACH LIST IF NECESSARY)
---------------------------------------------------------------------------------------------
                                                                     TOTAL NUMBER OF SHARES
                                                CERTIFICATE NUMBER REPRESENTED BY CERTIFICATE
                                              -----------------------------------------------
                                              -----------------------------------------------
                                              -----------------------------------------------
                                              -----------------------------------------------
                                              -----------------------------------------------
                                              -----------------------------------------------
                                                      TOTAL SHARES

Ladies and Gentlemen:

  The undersigned hereby submits this Form of Election and accompanying stock certificates or guarantee of delivery (see Instruction A.1.) for the purpose of stating the undersigned's election to convert some or all of the common shares, without par value ("IWC Common Shares"), of IWC Resources Corporation ("IWC") held by the undersigned into the right to receive $32.00 in cash, without interest, per each IWC Common Share pursuant to the proposed merger (the "Merger") of IWC into Speedway Acquisition Corp. ("Acquisition"), a subsidiary of NIPSCO Industries, Inc. ("Industries"), all as more fully described in the accompanying Proxy Statement/Prospectus dated February 21, 1997. The certificates submitted herewith must be duly endorsed in blank or otherwise in form acceptable for transfer on the books of IWC, with a signature guarantee if required by the Instructions (see Instruction F.5.). If no certificates are submitted herewith, there is furnished below a guarantee of delivery of such IWC Common Shares by no later than 5:00 p.m., New York City time, on March 27, 1997 (see Instruction A.1.).

  This Election is subject to the terms, conditions and the proration and other limitations set forth in the Agreement and Plan of Merger dated as of December 19, 1996, by and among Industries, Acquisition and IWC (the "Merger Agreement"), including the obligation that this Form of Election, accompanied by the above-described certificates representing IWC Common Shares or a valid guarantee of delivery thereof, must be received by the Exchange Agent no later than 5:00 P.M., New York City time, on March 24, 1997 (the "Election Deadline"). THE UNDERSIGNED ACKNOWLEDGES THAT ANY ELECTION MADE IN CONNECTION WITH THE MERGER IS SUBJECT TO THE PRORATION AND OTHER LIMITATIONS PROVIDED IN THE MERGER AGREEMENT. IWC Common Shares not converted into the right to receive cash will be converted into common shares, without par value, and the associated Preferred Share Purchase Rights, of Industries ("Industries Common Shares") as described in the accompanying Proxy Statement/Prospectus.

  The undersigned hereby elects to have ALL or A PORTION of his or her IWC Common Shares converted in accordance with the following election if and when the Merger is consummated:


                                 CASH ELECTION

                       The undersigned elects to convert
                            -----------------------
                      (fill in number of shares or "ALL")

                      of the undersigned's IWC Common
                      Shares into cash at the exchange
                      rate of $32.00 per IWC Common
                      Share.

                              (See Instruction C)


  THE TAX CONSEQUENCES TO A HOLDER OF IWC COMMON SHARES WILL VARY DEPENDING ON WHETHER THE HOLDER ELECTS TO RECEIVE CASH. SEE "THE MERGER-- CERTAIN FEDERAL INCOME TAX CONSEQUENCES" IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

  If the number of IWC Common Shares represented by accompanying certificates (or by certificates delivery of which is guaranteed) exceeds the number of IWC Common Shares as to which an election is made above, the excess IWC Common Shares will be converted into Industries Common Shares pursuant to the Merger. If this Form of Election is improperly completed or executed, not received by the Election Deadline or not accompanied by the necessary stock certificates or a valid guarantee of delivery, or if the certificates covered by a guarantee of delivery are not in fact received by the Exchange Agent within the time specified in the guarantee, the IWC Common Shares covered hereby will be converted into Industries Common Shares.

 ^

 ^
  The undersigned hereby appoints Harris Trust Company of New York as the undersigned's attorney-in-fact, with full power of substitution and re-substitution, for the purpose of causing the undersigned's IWC Common Shares to be converted into the right to receive cash in accordance with the directions contained in this Form of Election and the Merger Agreement.

  The undersigned understands and agrees that the acceptance of any Form of Election by the Exchange Agent (or any other authorized person) will not of itself create any right to receive cash in exchange for IWC Common Shares deposited pursuant to the Form of Election and that such right will arise only if the Merger is consummated and only to the extent provided in the Merger Agreement. The undersigned further understands that the election made on this Form of Election may be withdrawn or changed only in accordance with the Instructions accompanying this Form of Election. See Instructions A.2. and A.3.

  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT/ PROSPECTUS DATED FEBRUARY 21, 1997 RELATING TO THE MERGER.

  Additional copies of the Proxy Statement/Prospectus may be obtained without charge by contacting the Exchange Agent at the address or telephone number listed above.


                                   SIGN HERE

 X ________________________________ Dated: ____________________ , 1997
Signature of Shareholder or Agent

 X ________________________________ Taxpayer Identification or
Signature of Joint Shareholder(s)   Social Security Number ___________
             (if any)

 ---------------------------------- Telephone Number: (   ) __________
       (Please print name)

 (Must be signed by registered holder(s), exactly as name(s) appear(s) on certificates, or by person(s) authorized to become registered holder(s). See Instruction F.3.)

 ----------------------------------------------------------------------

                            SIGNATURE(S) GUARANTEED:
                 --------------------------------------
                             (Authorized Signature)

                     PLEASE NOTE THAT SIGNATURE(S) MUST BE
                    GUARANTEED UNDER CERTAIN CIRCUMSTANCES.
                              SEE INSTRUCTION F.5.



                                  PLEASE NOTE

 You will be deemed not to have made a valid election (1) if no choice is indicated above, (2) if you fail to follow the instructions on this Form of Election (including submission of your IWC Common Share certificates) or otherwise fail to make an election or to complete this Form properly, (3) if the Exchange Agent does not receive your Form of Election and IWC Common Share certificates (or a valid guarantee of delivery) before the Election Deadline stated above, or
 (4) if the Exchange Agent does not receive certificates for any IWC Common Shares covered by a guarantee of delivery within the time specified in the guarantee. Any IWC Common Shares not covered by a valid election will be converted into Industries Common Shares pursuant to the Merger Agreement.

                             GUARANTEE OF DELIVERY
         (TO BE USED ONLY IF CERTIFICATES ARE NOT SURRENDERED HEREWITH)

   The undersigned [check appropriate box below] guarantees delivery to the Exchange Agent of the certificates for IWC Common Shares to which this Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of IWC, no later than 5:00 P.M., New York City time, on March 27, 1997

--------------------------------------------------------------------------------
 [_]a member of a registered
    national securities exchange          ------------------------------------

                                                  (Firm--Please Print)
 [_]a member of the National              ------------------------------------
    Association of Securities                    (Authorized Signature)
    Dealers, Inc.                         ------------------------------------

                                          ------------------------------------
 [_]a bank, broker, dealer, credit                     (Address)
    union, savings association or         ------------------------------------
    other entity that is a member in        (Area Code and Telephone Number)
    good standing of the Securities
    Transfer Agent's Medallion
    Program, the New York Stock
    Exchange Medallion Signature
    Guarantee Program or the Stock
    Exchange Medallion Program

    ^ALL SHAREHOLDERS MUST FILL IN AND SIGN THE SUBSTITUTE FORM W-9 BELOW^

 SUBSTITUTE          Part 1--PLEASE PROVIDE YOUR       Social Security Number
 FORM W-9            TIN IN THE BOX AT RIGHT AND      OR _____________________
 DEPARTMENT OF THE   CERTIFY BY SIGNING AND DATING       Employer ID number
 TREASURY            BELOW
                   -----------------------------------------------------------
  INTERNAL REVENUE   Part 2 -- Check the box if you are NOT subject to backup
 SERVICE             withholding under the provisions of section
                     3406(a)(1)(C) of the Internal Revenue Code because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue
                     Service has notified you that you are no longer subject to backup withholding. [_]

 PAYER'S REQUEST FOR
 TAXPAYER
 IDENTIFICATION                                                 Part 3
 NUMBER (TIN)

                                                                Awaiting
    -----------------------------------------------------------  TIN [_]


                     CERTIFICATION--UNDER THE PENALTIES OF
                     PERJURY, I CERTIFY THAT THE
                     INFORMATION PROVIDED ON THIS FORM IS
                     TRUE, CORRECT, AND COMPLETE.

  NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN
         BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                     Signature _________________ Date _______

  YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

  I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or
(2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable payments made to me will be withheld, but that such amounts will be refunded to me if I then provide a Taxpayer Identification Number within sixty (60) days.

Signature: __________________________     Date: _______________________________

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

  Any certificates representing Industries Common Shares will be registered in the name of, and any check for cash will be made payable to the order of, the name appearing as the registered owner(s) above and will be mailed to such name at the address appearing above unless otherwise indicated below.

    SPECIAL PAYMENT INSTRUCTIONS              SPECIAL DELIVERY INSTRUCTIONS


  (Fill in ONLY if any certificates         (Fill in ONLY if delivery of any
 representing Industries Common            certificates representing
 Shares are to be registered in            Industries Common Shares and/or
 and/or any check is to be payable         any check is to be made to OTHER
 to the order of a name OTHER than         than the address appearing above
 the name appearing above.)                or, if the box to the left hereof
                                           is filled in, to OTHER than the
                                           address appearing therein.)

  Register any new stock
 certificate in the name of and
 issue any check payable to the
 order of (see Instruction F.5.):

                                            Mail or deliver to:


                                           Name ______________________________
 Name ______________________________                 (Please Print)
           (Please Print)


                                           Address ___________________________
 Address ___________________________             -----------------------------
    -----------------------------                 (Including Zip Code)
        (Including Zip Code)

    -----------------------------
 (Taxpayer Identification Number or
       Social Security Number)

 *PLEASE COMPLETE SUBSTITUTE FORM W-
                 9*


             PLEASE RETURN THIS FORM OF ELECTION, TOGETHER WITH THE
           IWC COMMON SHARE CERTIFICATES (OR GUARANTEE OF DELIVERY),
         TO THE EXCHANGE AGENT IN THE BLUE ENVELOPE ENCLOSED HEREWITH.

               THIS FORM OF ELECTION DOES NOT CONSTITUTE A PROXY
            WITH RESPECT TO THE IWC SPECIAL MEETING OF SHAREHOLDERS.

                       INSTRUCTIONS TO FORM OF ELECTION

A. SPECIAL CONDITIONS

  1. Time in Which to Elect

  To be effective, an election on this Form or a facsimile hereof, accompanied by the above-described certificates representing IWC Common Shares or a valid guarantee of delivery thereof, must be received by the Exchange Agent no later than the Election Deadline. IWC shareholders who make an election that includes a valid guarantee of delivery will remain subject to the condition that the certificates whose delivery is thereby guaranteed must in fact be delivered to the Exchange Agent, duly endorsed in blank or otherwise in form acceptable for transfer on the books of IWC, no later than 5:00 p.m. New York City time, on March 27, 1997. Persons whose certificates representing IWC Common Shares are not so received by such specified date will forfeit the right to receive cash for all or any portion of their IWC Common Shares pursuant to the Merger.

  2. Amendment

  Any Form of Election may be amended by the person submitting the same to the Exchange Agent only by submitting a properly completed and signed revised or amended Form of Election (facsimile copies are acceptable) and all required additional documents to the Exchange Agent prior to the Election Deadline. In such cases, the box in the upper right hand corner of the face hereof must be checked.

  3. Revocation

  Any Form of Election may be revoked by the person submitting the same to the Exchange Agent by written notice (or by written withdrawal of certificates previously deposited with the Exchange Agent) received by the Exchange Agent prior to the Election Deadline. Certificates may also be withdrawn at any time after the sixtieth day following the Election Deadline, if the Merger has not been consummated prior to that date.

  4. Termination of Right to Elect

  All Forms of Election will be void and of no effect if the Merger Agreement is terminated and, promptly after any such termination, any stock certificates submitted herewith shall be returned to the person submitting them.

B. LIMITATIONS

  The Merger Agreement provides that elections made by holders of IWC Common Shares will be subject to proration as necessary so that no more than 4,940,700 IWC Common Shares are converted into the right to receive cash in the Merger and so that counsel for IWC and Industries are able to deliver their opinions to the effect that the Merger will qualify as a tax-free reorganization. See "THE MERGER--Cash Elections; Allocation and Proration" in the accompanying Proxy Statement/Prospectus.

C. SHARES AS TO WHICH AN ELECTION IS MADE

  Subject to the limitations referred to in Instruction B above, at the effective time of the Merger, each IWC Common Share represented by certificates delivered herewith (or delivery of which is guaranteed in accordance with Instruction A.1) as to which an election is made will be converted into the right to receive $32.00 in cash, without interest. See "THE MERGER--Overview of the Merger" in the accompanying Proxy
Statement/Prospectus.

D. SHARES AS TO WHICH NO VALID ELECTION IS MADE

  If no valid election is made with respect to any IWC Common Shares represented by certificates delivered herewith (or delivery of which is guaranteed in accordance with Instruction A.1), such shares will be converted into Industries Common Shares pursuant to the Merger Agreement.

E. RECEIPT OF CASH AND/OR INDUSTRIES COMMON SHARES

  If the Merger is consummated, the Exchange Agent will mail, promptly after the date the Merger becomes effective, to each IWC shareholder who has submitted certificates representing IWC Common Shares with a Form of Election or pursuant to a guarantee of delivery (i) a certificate representing the number of whole Industries Common Shares equal to the number of IWC Common Shares that are converted into Industries Common Shares, and/or (ii) a check in an amount equal to $32.00 multiplied by the number of such holder's IWC Common Shares that are converted into cash. In lieu of receiving a fraction of an Industries Common Share, holders of IWC Common Shares who would otherwise have been entitled to receive such fractional share will be paid cash in an amount equal to such fraction multiplied by the Industries Share Price, as defined in the Proxy Statement/Prospectus. See "THE MERGER--Overview of the Merger"; "--No Fractional Shares" in the accompanying Proxy Statement/Prospectus.

F. GENERAL

  1. Execution and Delivery

  This Form of Election or a facsimile hereof must be properly filled in, dated and signed, and must be delivered (together with certificates representing the IWC Common Shares as to which an election is made or with the guarantee of delivery properly completed) to the Exchange Agent at the address set forth above. THE METHOD OF DELIVERY TO THE EXCHANGE AGENT IS AT THE OPTION AND RISK OF THE ELECTING SHAREHOLDER, BUT, IF SENT BY MAIL, REGISTERED MAIL IS SUGGESTED.

  2. Inadequate Space

  If there is insufficient space to list all certificates being submitted to the Exchange Agent, please attach a separate list.

  3. Signatures

  The signature or signatures (in the case of certificates owned by two or more joint holders) on the Form of Election should correspond exactly with the name as written on the face of the certificates transmitted unless the IWC Common Shares described on the Form of Election have been assigned by the registered holder or holders, in which event the Form of Election should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates and such signature guaranteed. See Instruction F.5.

  If the Form of Election is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or in any other representative or fiduciary capacity, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with the Form of Election.

  SIGNATURES NEED NOT BE GUARANTEED EXCEPT AS REQUIRED BY INSTRUCTION F.5.

  4. Checks and New Certificates in Same Name

  If certificates representing Industries Common Shares and/or checks for cash will be registered in the name of, and payable to the order of, exactly the same name that appears on the certificates representing the IWC Common Shares being submitted herewith or pursuant to a guarantee of delivery or the same name as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates, you will not be required to endorse the old certificates.

  5. Checks and New Certificates in Different Name; Signature Guarantee

  If certificates representing Industries Common Shares and/or checks for cash in respect of an election are not to be registered in the name of, and payable to the order of, exactly the same name that appears on the certificates representing the IWC Common Shares submitted herewith or pursuant to a guarantee of delivery, the certificates submitted must be endorsed, or accompanied by appropriate signed stock powers, and the SIGNATURE GUARANTEED by a member of a registered national securities exchange, by a member of the National Association of Securities Dealers, Inc. or by a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program ("Eligible Institution").

  6. Transfer Tax

  Except as set forth in the next sentence, Industries will pay all applicable stock transfer taxes applicable to the delivery of Industries Common Shares and/or cash pursuant to the Merger. In the event that any transfer taxes or other taxes become payable by reason of the issuance of any Industries Common Shares and/or cash upon conversion of shares of IWC Common Shares in any name other than that of the record holder of IWC Common Shares, such transferee or assignee must pay such tax to the Exchange Agent or Industries or must establish to the satisfaction of Industries that such tax has been paid.

  7. Substitute Form W-9

  IWC shareholders are required to provide the Exchange Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is provided on page 5 of this Form of Election, and to indicate that the shareholder is not subject to backup withholding by checking the box in Part 2 of the Substitute Form W-9. FAILURE TO PROVIDE THE INFORMATION ON THE SUBSTITUTE FORM W-9 MAY SUBJECT THE SHAREHOLDER TO 31% FEDERAL INCOME TAX WITHHOLDING ON THE PAYMENT OF CONSIDERATION IN THE MERGER. The box in Part 3 of the Substitute Form W-9 may be checked if the shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN within 60 days, the Exchange Agent will withhold 31% of all payments due until a TIN is provided to the Exchange Agent.

  PURPOSE OF SUBSTITUTE FORM W-9

  To prevent backup withholding on payments that are made to a shareholder with respect to IWC Common Shares converted pursuant to the Merger, the shareholder is required to notify the Exchange Agent of the shareholder's correct TIN by certifying that the TIN provided on Substitute Form W-9 is correct (or that such shareholder is awaiting a TIN).

  WHAT NUMBER TO GIVE THE EXCHANGE AGENT

  Each IWC shareholder is required to give the Exchange Agent the social security number or employer identification number of the owner of the shares submitted with this Form of Election. If such shares are held in more than one name, all owners should submit their TINs and sign the Substitute Form W-9.

  Under Federal income tax law, a shareholder whose IWC Common Shares are converted in the Merger is required to provide the Exchange Agent with such shareholder's correct TIN on Substitute Form W-9. If such shareholder is an individual, the TIN is such shareholder's social security number. If the Exchange Agent is not provided with the correct TIN, the shareholder may be subject to a $500 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholder with respect to such shares may be subject to backup withholding.

  BACKUP WITHHOLDING

  Certain IWC shareholders (including, among others, generally all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that shareholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent.

See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

  If backup withholding applies, the Exchange Agent is required to withhold 31% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

  8. Miscellaneous

  The Exchange Agent will begin mailing and delivering certificates representing Industries Common Shares and checks as promptly as practicable after the Merger is consummated.

            PLEASE RETURN YOUR COMPLETED FORM OF ELECTION AND YOUR
IWC COMMON SHARE CERTIFICATES (OR GUARANTEE OF DELIVERY) TO THE EXCHANGE AGENT
                    IN THE BLUE ENVELOPE ENCLOSED HEREWITH.

  NEITHER INDUSTRIES, IWC NOR THE EXCHANGE AGENT WILL BE UNDER ANY DUTY TO GIVE NOTIFICATION OF AN IMPROPERLY COMPLETED FORM OF ELECTION OR OF DEFECTS IN THE SURRENDER OF CERTIFICATES EVIDENCING IWC COMMON SHARES OR OF ANY OTHER IRREGULARITY IN CONNECTION WITH THE SUBMISSION OF A FORM OF ELECTION, AND THEY WILL NOT INCUR ANY LIABILITY FOR FAILURE TO GIVE SUCH NOTIFICATION. ANY IWC COMMON SHARES COVERED BY A FORM OF ELECTION DETERMINED BY INDUSTRIES OR THE EXCHANGE AGENT TO BE INVALID WILL BE CONVERTED INTO INDUSTRIES COMMON SHARES PURSUANT TO THE MERGER AGREEMENT. ALL DISPUTES CONCERNING THE VALIDITY OR EFFECTIVENESS OF THE FORM OF ELECTION AND AMENDMENTS OR REVOCATIONS OF THE FORM OF ELECTION (INCLUDING, WITHOUT LIMITATION, DISPUTES RELATING TO THE TIMELINESS OR EFFECTIVENESS OR REVOCATION OR AMENDMENT OF ANY FORM OF ELECTION AND COMPUTATIONS AS TO THE ALLOCATION OF INDUSTRIES COMMON SHARES AND CASH) WILL BE DETERMINED BY INDUSTRIES OR THE EXCHANGE AGENT, WHOSE DETERMINATION WILL BE FINAL AND BINDING.